UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) July 7, 2022
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Marathon Petroleum Corporation
(Exact name of registrant as specified in its charter)
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Delaware	001-35054	27-1284632
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

539 South Main Street, Findlay, Ohio 45840
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (419) 422-2121
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01	MPC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01	Entry into a Material Definitive Agreement.
MPC Credit Agreement

On July 7, 2022, Marathon Petroleum Corporation, a Delaware corporation (“MPC”), entered into a $5.0 billion, five-year Revolving Credit Agreement with JPMorgan Chase Bank, N.A., as administrative agent, each of JPMorgan Chase Bank, N.A., Wells Fargo Securities, LLC, Barclays Bank PLC, BofA Securities, Inc., Citibank, N.A., Mizuho Bank, Ltd., MUFG Bank, Ltd., RBC Capital Markets and TD Securities (USA) LLC, as joint lead arrangers and joint bookrunners, Wells Fargo Bank, National Association, as syndication agent, each of Bank of America, N.A., Barclays Bank PLC, Citibank, N.A., Mizuho Bank, Ltd., MUFG Bank, Ltd., Royal Bank of Canada and The Toronto-Dominion Bank, New York Branch, as documentation agents, and the other lenders and issuing banks that are parties thereto (the “New MPC Credit Agreement”).

The New MPC Credit Agreement provides for a $5.0 billion unsecured revolving credit facility that matures on July 7, 2027. MPC has an option to increase the aggregate commitments by up to an additional $1.0 billion, subject to, among other conditions, the consent of the lenders whose commitments would be increased. In addition, MPC may request up to two one-year extensions of the maturity date of the New MPC Credit Agreement subject to, among other conditions, the consent of lenders holding a majority of the commitments, provided that the commitments of any non-consenting lenders will terminate on the then-effective maturity date. The New MPC Credit Agreement includes sub-facilities for swing-line loans of up to $250.0 million and letters of credit of up to $2.2 billion (which may be increased to up to $3.0 billion upon receipt of additional letter of credit issuing commitments).

Commitment fees ranging from 10.0 basis points to 25.0 basis points per annum, depending on MPC’s credit ratings (currently 15.0 basis points), accrue on the unused commitments under the New MPC Credit Agreement. Borrowings under the New MPC Credit Agreement bear interest, at MPC’s election, at either (i) the Adjusted Term SOFR (as defined in the New MPC Credit Agreement) plus a margin ranging from 100.0 basis points to 175.0 basis points per annum, depending on MPC’s credit ratings (currently 125.0 basis points), or (ii) the Alternate Base Rate (as defined in the New MPC Credit Agreement) plus a margin ranging from 0.0 basis points to 75.0 basis points per annum, depending on MPC’s credit ratings (currently 25.0 basis points).

The New MPC Credit Agreement contains representations and warranties, affirmative and negative covenants and events of default that MPC considers customary for an agreement of its nature and type, including a covenant that requires MPC to maintain a ratio (expressed as a percentage) of Consolidated Net Debt (as defined in the New MPC Credit Agreement) to Total Capitalization (as defined in the New MPC Credit Agreement) not to exceed 65% as of the last day of each fiscal quarter. If an event of default exists under the New MPC Credit Agreement, the lenders may terminate the commitments thereunder and require the immediate repayment of all outstanding borrowings and the cash collateralization of all outstanding letters of credit. In addition to commitment fees and interest changes, MPC agreed to pay administrative fees, letter of credit fronting fees and other customary fees and to reimburse certain expenses of the lenders incurred in connection with the New MPC Credit Agreement.

MPLX Credit Agreement

On July 7, 2022, MPLX LP, a Delaware master limited partnership sponsored by MPC (“MPLX”), entered into a $2.0 billion, five-year Revolving Credit Agreement with Wells Fargo Bank, National Association, as administrative agent, each of Wells Fargo Securities, LLC, JPMorgan Chase Bank, N.A., Barclays Bank PLC, BofA Securities, Inc., Citibank, N.A., Mizuho Bank, Ltd., MUFG Bank, Ltd., RBC Capital Markets and TD Securities (USA) LLC, as joint lead arrangers and joint bookrunners, JPMorgan Chase Bank, N.A., as syndication agent, each of Bank of America, N.A., Barclays Bank PLC, Citibank, N.A., Mizuho Bank, Ltd., MUFG Bank, Ltd., Royal Bank of Canada and The Toronto-Dominion Bank, New York Branch, as documentation agents, and the other lenders and issuing banks that are parties thereto (the “New MPLX Credit Agreement”).

The New MPLX Credit Agreement provides for a $2.0 billion unsecured revolving credit facility that matures on July 7, 2027. MPLX has an option to increase the aggregate commitments by up to an additional $1.0 billion, subject to, among other conditions, the consent of the lenders whose commitments would be increased. In addition, MPLX may request up to two one-year extensions of the maturity date of the New MPLX Credit Agreement subject to, among other conditions, the consent of lenders holding a majority of the commitments, provided that the commitments of any non-consenting lenders will terminate on the then-effective maturity date. The New MPLX Credit Agreement includes sub-facilities for swing-line loans of up to $150.0 million and letters of credit of up to $150.0 million (which may be increased to up to $200.0 million upon receipt of additional letter of credit issuing commitments).

Commitment fees ranging from 10.0 basis points to 25.0 basis points per annum, depending on MPLX’s credit ratings (currently 15.0 basis points), accrue on the unused commitments under the New MPLX Credit Agreement. Borrowings under the New MPLX Credit Agreement bear interest, at MPLX’s election, at either (i) the Adjusted Term SOFR (as defined in the New MPLX Credit Agreement) plus a margin ranging from 100.0 basis points to 175.0 basis points per annum, depending on MPLX’s credit ratings (currently 125.0 basis points), or (ii) the Alternate Base Rate (as defined in the New MPLX Credit Agreement) plus a margin ranging from 0 basis points to 75.0 basis points per annum, depending on MPLX’s credit ratings (currently 25.0 basis points).

The New MPLX Credit Agreement contains representations and warranties, affirmative and negative covenants and events of default that MPLX considers customary for an agreement of its nature and type, including a covenant that requires MPLX’s ratio of Consolidated Total Debt (as defined in the New MPLX Credit Agreement) to Consolidated EBITDA (as defined in the New MPLX Credit Agreement) for the four prior fiscal quarters not to exceed 5.0 to 1.0 as of the last day of each fiscal quarter (or 5.5 to 1.0 during an Acquisition Period (as defined in the New MPLX Credit Agreement)). Consolidated EBITDA is subject to adjustments for certain acquisitions completed and capital projects undertaken during the relevant period. In addition to commitment fees and interest charges, MPLX agreed to pay administrative fees, letter of credit fronting fees and other customary fees and to reimburse certain expenses of the lenders and agents incurred in connection with the New MPLX Credit Agreement.

Certain parties to the New MPC Credit Agreement and the New MPLX Credit Agreement have in the past performed, and may in the future from time to time perform, investment banking, financial advisory, lending or commercial banking services for MPC or MPLX and their subsidiaries and affiliates, for which they have received, and may in the future receive, customary compensation and reimbursement of expenses.

The above descriptions of the material terms and conditions of the New MPC Credit Agreement and the New MPLX Credit Agreement do not purport to be complete and are qualified in their entirety by reference to the full texts of the New MPC Credit Agreement and the New MPLX Credit Agreement, which are filed as Exhibit 10.1 and Exhibit 10.2 hereto, respectively, and incorporated by reference herein.

Item 1.02	Termination of a Material Definitive Agreement.
The New MPC Credit Agreement replaced MPC’s previously existing $5.0 billion credit agreement, dated as of August 28, 2018 (the “2018 MPC Credit Agreement”), by and among MPC, JPMorgan Chase Bank, N.A., as administrative agent, and the various other commercial lending institutions that were party thereto. The 2018 MPC Credit Agreement was terminated in connection with and as a condition to the availability of the lending and credit commitments under the New MPC Credit Agreement. A summary of the material terms of the 2018 MPC Credit Agreement may be found in the Current Report on Form 8-K filed by MPC on August 31, 2018, which summary is incorporated herein by reference.

The New MPLX Credit Agreement replaced MPLX’s previously existing $3.5 billion amended and restated credit agreement, dated as of July 26, 2019 (the “2019 MPLX Credit Agreement”), by and among MPLX, Wells Fargo Bank, National Association, as administrative agent, and the various other commercial lending institutions that were party thereto. The 2019 MPLX Credit Agreement was terminated in connection with and as a condition to the availability of the lending and credit commitments under the New MPLX Credit Agreement. A summary of the material terms of the 2019 MPLX Credit Agreement may be found in the Current Report on Form 8-K filed by MPC on August 1, 2019, which summary is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description

10.1
Revolving Credit Agreement, dated as of July 7, 2022, by and among Marathon Petroleum Corporation, as borrower, JPMorgan Chase Bank, N.A., as administrative agent, each of JPMorgan Chase Bank, N.A., Wells Fargo Securities, LLC, Barclays Bank PLC, BofA Securities, Inc., Citibank, N.A., Mizuho Bank, Ltd., MUFG Bank, Ltd., RBC Capital Markets, and TD Securities (USA) LLC, as joint lead arrangers and joint bookrunners, Wells Fargo Bank, National Association, as syndication agent, each of Bank of America, N.A., Barclays Bank PLC, Citibank, N.A., Mizuho Bank, Ltd., MUFG Bank, Ltd., Royal Bank of Canada and The Toronto-Dominion Bank, New York Branch, as documentation agents, and the other lenders and issuing banks that are parties thereto

10.2
Revolving Credit Agreement, dated as of July 7, 2022, by and among MPLX LP, as borrower, Wells Fargo Bank, National Association, as administrative agent, each of Wells Fargo Securities, LLC, JPMorgan Chase Bank, N.A., Barclays Bank PLC, BofA Securities, Inc., Citibank, N.A., Mizuho Bank, Ltd., MUFG Bank, Ltd., RBC Capital Markets and TD Securities (USA) LLC, as joint lead arrangers and joint bookrunners, JPMorgan Chase Bank, N.A., as syndication agent, each of Bank of America, N.A., Barclays Bank PLC, Citibank, N.A., Mizuho Bank, Ltd., MUFG Bank, Ltd., Royal Bank of Canada and The Toronto-Dominion Bank, New York Branch, as documentation agents, and the other lenders and issuing banks that are parties thereto

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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marathon Petroleum Corporation

Date: July 12, 2022	By:	/s/ Molly R. Benson
Name: Molly R. Benson
Title: Vice President, Chief Securities, Governance & Compliance Officer and Corporate Secretary